CECO Environmental Corp.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.
Purpose and Effective Date. The purpose of this Plan is to provide the non-employee members of the Board of Directors (the “Board”) of CECO Environmental Corp., a Delaware corporation (the “Company”) with an opportunity to defer payment of all or a portion of their cash and equity compensation. The Plan shall be effective as of January 1, 2023 (the “Effective Date”).

2.
Definitions. The following terms shall have the meanings given in this section unless a different meaning is clearly implied by the context:

(a)
“Cash Compensation” means compensation payable to a director in cash for serving as a member of the Board, but excluding any expense reimbursements.

(b)
“Change in Control” shall have the same meaning as defined in the CECO Environmental Corp. Executive Change in Control Severance Plan as in effect on the Effective Date; provided, that, for purposes of this Plan, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in control event” under Section 409A (defined below).

(c)
“Common Stock” means the common stock of the Company.

(d)
“Compensation Committee” means the Compensation Committee of the Board.

(e)
“Deferred Compensation Account” means an account maintained for each director who makes a deferral election as described in Section 4.

(f)
“Deferred Stock Unit” means a Stock Unit that is received by a participant pursuant to this Plan and provides for the deferred receipt compensation.

(g)
“Director Compensation” means Cash Compensation and Restricted Stock Units, or any other cash- or equity-based compensation eligible for deferral, as determined by the Board.

(h)
“Equity Plan” means the Company’s 2021 Equity and Incentive Compensation Plan, as it may be amended or restated from time to time, or, to the extent applicable, any future or successor equity compensation plan of the Company

(i)
“Fair Market Value” means “Fair Market Value” as defined in the Equity Plan.

(j)
“Plan” means this CECO Environmental Corp. Deferred Compensation Plan for Non-Employee Directors.

(k)
“Plan Year” means a calendar year.

(l)
“Plan Administrator” means the Board; provided that the Board may delegate the day-to-day administration of the Plan and any administrative tasks that do not involve substantive changes to the Plan to the Company’s management or their designees.

(m)
“Restricted Stock Units” means “Restricted Stock Units” as defined in the Equity Plan and granted to a director for serving as a member of Board.

(n)
“Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

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(o)
“Separation from Service” means a “separation from service” within the meaning of Section 409A.

(p)
“Stock Unit” means an economic unit equal in value to one share (or fraction thereof) of Common Stock.

3.
Eligibility. All members of the Board who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.
Election to Defer Director Compensation.

(a)
Manner and Amount of Deferral Election. A participant may elect to defer receipt of all or a specified portion of his or her Director Compensation by giving written notice on an election form provided by the Plan Administrator specifying the amount of the deferral, or by indicating the deferral election and amount of the deferral in any other way specified by the Plan Administrator. A participant’s election to defer is irrevocable and may not be changed, except as may be provided in the election form or other method specified by the Plan Administrator.

(b)
Time of Election. Elections to defer the Director Compensation shall be made at the following times:

(i)
A director may elect to defer Director Compensation at such time or times during the calendar year as permitted by the Plan Administrator; provided, however, that deferral elections shall, unless the Plan Administrator determines that another timeframe will comply with the election timing requirements of Section 409A, be required to be completed and submitted to the Plan Administrator on or before the December 31 of the year preceding the year in which any of the services to which the Director’s Compensation relates will be performed. Except as expressly permitted by the Plan Administrator and specified in a deferral election form in a manner that complies with Section 409A, a deferral election shall be effective for Cash Compensation earned and Restricted Stock Units granted in the calendar year immediately following the year in which the election is made.

(ii)
A nominee for election to director (who is not at the time of nomination a sitting director and was not previously eligible to participate in this Plan) may elect to defer Director Compensation no later than 30 days after the date of the director’s commencement of services as a director. Such deferral election shall be effective for Cash Compensation earned and Restricted Stock Units granted following the later of (A) the date of the director’s commencement of services as a director, and (B) the date an irrevocable election form is filed with the Company.

(c)
Duration of Deferral Election. Unless otherwise specified in a deferral election form in a manner permitted by the Plan Administrator, a deferral election will only apply to one Plan Year. A participant must make a new deferral election with respect to each Plan Year that the participant decides to defer Director Compensation.

5.
Deferred Compensation Accounts. The Company shall establish on its books and records a Deferred Compensation Account for each participant, as provided below.

(a)
Crediting of Cash Compensation. Deferred Cash Compensation shall be credited to the participant’s Deferred Compensation Account in the form of Deferred Stock Units on the date the deferred Cash Compensation would otherwise have been paid. On such date, the Company shall credit the Deferred Compensation Account with a number of Deferred Stock Units determined by dividing (i) the portion of

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the Cash Compensation that the participant elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole Deferred Stock Unit. No fractional Deferred Stock Units will be credited to a participant’s account. Unused cash attributable to a fractional Deferred Stock Unit will be refunded to the participant in cash as soon as practicable following the original payment date. A participant will be fully vested in each Deferred Stock Unit that relates to deferred Cash Compensation.

(b)
Crediting of Restricted Stock Units. Deferred Restricted Stock Units shall be credited to the participant’s Deferred Compensation Account in an equal amount of Deferred Stock Units. The Deferred Stock Units related to such deferred Restricted Stock Units shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Restricted Stock Units. In the event the participant forfeits Deferred Stock Units in accordance with the foregoing, the participant’s Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.

(c)
Dividend Equivalents. Each Deferred Stock Unit credited to a participant’s Deferred Compensation Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit. Dividend equivalents shall be credited to participants’ Deferred Compensation Accounts on the Company’s applicable dividend payment date based on the number of Deferred Stock Units, whether vested or unvested, held in the director’s Deferred Compensation Account on the applicable Company record date. The dividend equivalent right associated with a Deferred Stock Unit shall remain outstanding until the delivery to the participant of the shares of Common Stock underlying such Deferred Stock Unit, and the dividend equivalents credited to a participant’s Deferred Compensation Account shall be paid to the participant in cash when the Deferred Stock Units to which such dividend equivalents relate are settled.

(d)
Adjustment of Deferred Stock Units. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date (including any adjustment event described in Section 11 of the Equity Plan), the Plan Administrator will make appropriate adjustments to (i) the number and kind of shares of Common Stock for which Deferred Stock Units are outstanding, and (ii) the number of Deferred Stock Units credited to each participant’s Deferred Compensation Account.

6.
Payment of Deferred Compensation.

(a)
Distributions. The Deferred Stock Units shall be settled on the earliest to occur of:

(i)
the participant’s Separation from Service;

(ii)
a Change in Control;

(iii)
the participant’s Disability; and

(iv)
the participant’s death.

Settlement shall be made by (x) 90 days following Separation from Service or Disability, (y) 30 days following a Change in Control, or (z) December 31 of the first calendar year following the year of death, as applicable. Notwithstanding anything to the contrary in the Plan, if on the date of the participant’s Separation from Service, the participant is a “specified employee” within the meaning of Section 409A, to

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the extent required to comply with Section 409A, the payment will occur on the later to occur of (x) the scheduled distribution date and (y) the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, the date of the participant’s death.

(b)
Medium of Payment. Payments from the Deferred Compensation Account shall be made in a whole share of Common Stock for each whole Deferred Stock Unit, and in cash for any fractional Deferred Stock Unit; provided, that, the Company may choose in its discretion to pay the participant cash of an equivalent Fair Market Value in lieu of all or a portion of the shares of Common Stock. Deferred Stock Units issued to and shares of Common Stock paid to participants under the Plan shall be issued and paid from the Equity Plan.

7.
Unfunded Promise to Pay; No Segregation of Funds or Assets. Nothing in this Plan shall require the segregation of any assets of the Company or any type of funding by the Company, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes. No participant shall have any rights to or interest in any specific assets or shares of Common Stock by reason of the Plan, and any participant’s rights to enforce payment of the obligations of the Company hereunder shall be those of a general creditor of the Company.

8.
Nonassignability; Beneficiary Designation. The right of a participant to receive any unpaid portion of the participant’s Deferred Compensation Account shall not be assigned, transferred, pledged or encumbered or subjected in any manner to alienation or anticipation. However, in the event of a participant’s death, the Company will pay the unpaid portion of the participant’s Deferred Compensation Account to the participant’s designated beneficiaries. If the participant fails to complete a valid beneficiary designation, the participant’s beneficiary will be his or her estate.

9.
Administration. The Plan will be administered under the supervision of the Plan Administrator. The Plan Administrator will prescribe guidelines and forms for the implementation and administration of the Plan, interpret the terms of the Plan, and make all other substantive decisions regarding the operation of the Plan. The Plan Administrator’s decisions in its administration of the Plan are conclusive and binding on all persons. Any participant claiming a benefit, requesting an interpretation or ruling, or requesting information under the Plan shall present the request in writing to the Plan Administrator, who shall respond in writing as soon as practicable.

10.
Construction. The Plan is intended to comply with Section 409A and any regulations and guidance thereunder and shall be interpreted and operated in accordance with such intent. Notwithstanding anything to the contrary in the Plan, neither the Company, its affiliates, the Board, nor the Compensation Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under Section 409A, and neither the Company, its affiliates, the Board, nor the Compensation Committee will have any liability to any participant for such tax or penalty. The laws of the State of Delaware shall govern all questions of law arising with respect to the Plan, without regard to the choice of law principles of any jurisdiction, except where the laws governing the Plan are preempted by the laws of the United States. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted. This document constitutes the entire Plan, and supersedes any prior oral or written agreements on the subject matter hereof.

11.
Notice. Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed posted paid as first-class U.S. mail. Notices shall be directed to the

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Company at its principal business office at 14651 Dallas Parkway, Suite 500, Dallas, TX 75254 Attn: Plan Administrator for the Deferred Compensation Plan.

12.
Claw-back. All awards of Deferred Stock Units under the Plan will be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company or affiliate “claw-back” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or otherwise, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

13.
Amendment and Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the participant, materially impair rights or obligations under any Deferred Stock Units previously awarded to the participant under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treas. Reg. Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.

14.
General Provisions.

(a)
Nothing contained in the Plan shall constitute a guaranty by the Company, the Compensation Committee, the Plan Administrator, or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder. No participant or beneficiary shall have any right to receive a distribution under the Plan except in accordance with the terms of the Plan.

(b)
Establishment of the Plan shall not be construed to give any participant the right to be retained as a member of the Board.

(c)
No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

(d)
If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Compensation Committee, the Plan Administrator, and the Plan therefor.

(e)
Each participant or beneficiary shall keep the Plan Administrator informed of his or her current address. The Plan Administrator shall not be obligated to search for the whereabouts of any person. If the location of a participant is not made known to the Plan Administrator within three years after the date on which payment of the participant’s benefits under the Plan may first be made, payment may be made as though the participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a participant, the Plan Administrator is unable to locate any beneficiary of the participant, then the Company shall have no further obligation to pay any benefit hereunder to such participant, or beneficiary or any other person and such benefit shall be forfeited.

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(f)
Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Compensation Committee, any Plan Administrator or any individual acting as an employee or agent of the Company, the Committee, or the Plan Administrator, shall be liable to any participant, former participant, or any beneficiary or other person for any claim, loss, liability or expense incurred by such participant, or beneficiary or other person in connection with the Plan.

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